May 2024 / © 2024 Remitly Inc. 1 Investor Presentation First Quarter 2024 Earnings May 1, 2024

May 2024 / © 2024 Remitly Inc. 2 Disclosures Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These statements include, but are not limited to, statements regarding our future operating results and financial position, including our fiscal year 2024 financial outlook, forecasted fiscal year 2024 revenue and Adjusted EBITDA, seasonality in customer activity, anticipated future expenses and investments, expectations relating to certain of our key financial and operating metrics, our business strategy and plans, market growth, our market position and potential market opportunities, and our objectives for future operations. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,” “target,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are based on management’s expectations, assumptions, and projections based on information available at the time the statements were made. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including, without limitation, risks and uncertainties related to: our ability to successfully execute our business and growth strategy, our ability to achieve and maintain future profitability, our ability to further penetrate our existing customer base and expand our customer base in existing and new corridors, our ability to expand into broader financial services, our ability to expand internationally, the effects of seasonal trends on our results of operations, the current inflationary environment, our expectations concerning relationships with third parties, including strategic, banking and disbursement partners, our ability to obtain, maintain, protect, and enhance our intellectual property and other proprietary rights, our ability to keep data and our technology platform secure, the success of any acquisitions or investments that we make, our ability to compete effectively, our ability to stay in compliance with applicable laws and regulations, our ability to buy foreign currency at generally advantageous rates, and the effects of changes to immigration laws, macroeconomic conditions and geopolitical forces on our customers and business operations. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties, and assumptions, our actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. Further information on risks that could cause actual results to differ materially from forecasted results are included in our quarterly report on Form 10-Q for the quarter ended March 31, 2024 and in our annual report on Form 10-K for the year ended December 31, 2023 filed with the SEC, which are available on our website at https://ir.remitly.com and on the SEC’s website at www.sec.gov. The forward-looking statements in this presentation speak only as of the date of this presentation and except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons if actual results differ materially from those anticipated in the forward-looking statements. The guidance in this presentation is only effective as of the date given, May 1, 2024, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Distribution of or reference to this deck following May 1, 2024 does not constitute re-affirming guidance by Remitly. Non-GAAP Financial Measures A reconciliation of GAAP to non-GAAP financial measures has been provided in the Appendix included in this presentation. An explanation of these measures is also included in the Appendix within this presentation under the heading “Non-GAAP Financial Measures.” We have not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) or to forecasted GAAP income (loss) before income taxes within this presentation because we cannot, without unreasonable effort, calculate certain reconciling items with confidence due to the variability, complexity and limited visibility of the adjusting items that would be excluded from forecasted Adjusted EBITDA. These items include but are not limited to income taxes and stock-based compensation expense, which are directly impacted by unpredictable fluctuations in the market price of our common stock. The variability of these items could have a significant impact on our future GAAP financial results.

May 2024 / © 2024 Remitly Inc. 1Q Strategic Overview 3 Matt Oppenheimer Co-Founder & CEO

May 2024 / © 2024 Remitly Inc. 1Q24 Revenue $269m 32% Y/Y — 1Q24 Profitability ($21m) GAAP Net Loss $19m Adjusted EBITDA* 4 *Adjusted EBITDA is a non-GAAP measure. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. Strong start to the year as we drive towards our vision Vision Transform lives with trusted financial services that transcend borders

May 2024 / © 2024 Remitly Inc. 5 Quarterly Active Customers (thousands) Strong growth in quarterly active customers 4,559 +36% YoY 5,033 Record number of new customers Digital receive continues to show strong growth 5,409 1.7m increase 5,911 6,209 Typical seasonality in customer activity seen in first quarter

May 2024 / © 2024 Remitly Inc. 6 Targeted and efficient customer acquisition to capture seasonal demand Integrated Brand Campaigns Word of Mouth/ Referrals Efficient Performance Marketing 1. Optimizing CAC with customer lifetime value 2. Integrated campaigns resonating with new customers 3. Improving product experience drives word of mouth

May 2024 / © 2024 Remitly Inc. Removing unnecessary friction increases customer trust and lowers costs 7 1. Remitly internal data for 1Q 2024. 2. Disbursement speed reflects the time between when Remitly has the customer funds and when the funds are successfully disbursed (e.g., completed or available for pickup). * Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the appendix. >90% Customer transactions disbursed in less than an hour1,2 >95% Transactions without customer support contact1 260 bps YoY 1Q24 non-GAAP customer support expense* as a % of revenue Removing customer friction across the transaction lifecycle enabled by scale ● Adding more local and convenient payment methods ● Dynamic payment acceptance routing ● Increasing high quality direct integrations ● Leveraging AI and ML in payment acceptance, risk and customer support — — Key outcomes

May 2024 / © 2024 Remitly Inc. Localized marketing at attractive unit economics Unlock incremental customers and geographies Delight customers with fast, reliable and seamless experience Deepen customer relationships 8 1. Source: FXC Intelligence Consumer Cross-Border TAM ~$1.8t1 Current Remitly Share 2% Consistent strategy to drive long-term growth and returns

May 2024 / © 2024 Remitly Inc. 9 1Q Financial Results Hemanth Munipalli CFO

May 2024 / © 2024 Remitly Inc. 1Q — Strong start to 2024 Scale 6.2m 36% growth in quarterly active customers over 1Q 2023 $11.5b 34% growth in send volume over 1Q 2023 Revenue $269m 32% growth in revenue over 1Q 2023 10 Profitability ($21m) GAAP Net Loss $19m Adjusted EBITDA* *Adjusted EBITDA is a non-GAAP measure. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix.

May 2024 / © 2024 Remitly Inc. 11 Strong Revenue Growth Note: $ in millions. 1) Marketing expense and other operating expenses are non-GAAP measures. Other operating expenses include non-GAAP customer support and operations expense, non-GAAP general and administrative expense and non-GAAP technology and development expense. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. YoY % Growth 50% 49% 43% 39% 32% Marketing Investments to Drive Growth1 % of Revenue 20% 21% 24% 27% 24% % of Revenue 36% 34% 35% 34% 33% Improve Transaction Expense as a % of Revenue Four key focus areas to drive sustainable, long-term returns Deliver Scale Benefits in Other Opex1 % of Revenue 41% 36% 37% 36% 36%

May 2024 / © 2024 Remitly Inc. 1. Operating expenses are non-GAAP measures. Please see reconciliation of non-GAAP measures to the most comparable GAAP measures in the Appendix. 1Q24 Year-over-Year Change Performance Drivers Revenue Growth 32% ● Strong active and new customer growth ● Normal seasonal customer activity ● Continued digital receive transaction growth ● Geographic expansion diversifying revenue Transaction Expense as a % of Revenue 290 bps ● Reducing costs across pay in and disbursement network ● Enhanced fraud precision Selected Non-GAAP Operating Expenses as a % of Revenue1 CS 260 bps ● Product improvements driving lower contact rates ● Increasing automation and AI driving efficiencies G&A 270 bps ● Continued focus on expense discipline ● Benefit of some timing and certain indirect tax items 12 Delivering operating efficiencies

May 2024 / © 2024 Remitly Inc. Deepen customer relationships Fast, reliable and seamless experience Unlock incremental customers and geographies Localized marketing at attractive unit economics Strong balance sheet allows us to self fund growth and investments $286m Cash at 3/31/24 — $325m(1) Credit Facility at 3/31/24 13 1. Total credit facility size is $325 million, $150 million outstanding as of 3/31/24 was paid back on 4/1/24.

May 2024 / © 2024 Remitly Inc. 2024 Outlook Affirming revenue outlook and raising Adjusted EBITDA outlook Key 2024 Assumptions ● Macro and FX environment consistent with 1Q24 ● Predictable and durable active customer trends ● Consistent seasonal patterns ● High return marketing investments ● Stronger revenue and Adjusted EBITDA growth in the back half of the year $1,225m-$1,250m 2024E Revenue 30% to 32% YoY growth — $85m-$95m 2024E Adjusted EBITDA 14 Note: We expect to remain in a GAAP net-loss position in 2024. This guidance is only effective as of the date given, May 1, 2024, and will not be updated or affirmed unless and until we publicly announce updated or affirmed guidance. Distribution or reference of this deck following May 1, 2024 does not constitute re-affirming guidance.

May 2024 / © 2024 Remitly Inc. Q & A 15

May 2024 / © 2024 Remitly Inc. “ Ramil A. Remitly customer since 2023 Sends money from United Kingdom to the PhilippinesTrustworthy, reliable, fast, and most of all, I feel safe. 16

May 2024 / © 2024 Remitly Inc. Appendix 17

May 2024 / © 2024 Remitly Inc. Some of the financial information and data contained in this presentation, such as Adjusted EBITDA and non-GAAP operating expenses, have not been prepared in accordance with United States generally accepted accounting principles ("GAAP"). We regularly review our key business metrics and non-GAAP financial measures to evaluate our performance, identify trends affecting our business, prepare financial projections, and make strategic decisions. We believe that these key business metrics and non-GAAP financial measures provide meaningful supplemental information for management and investors in assessing our historical and future operating performance. Adjusted EBITDA and non-GAAP operating expenses are key output measures used by our management to evaluate our operating performance, inform future operating plans, and make strategic long-term decisions, including those relating to operating expenses and the allocation of internal resources. Remitly believes that the use of Adjusted EBITDA and non-GAAP operating expenses provides additional tools to assess operational performance and trends in, and in comparing Remitly’s financial measures with, other similar companies, many of which present similar non-GAAP financial measures to investors. Remitly’s non-GAAP financial measures may be different from non-GAAP financial measures used by other companies. The presentation of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, financial measures determined in accordance with GAAP. Because of the limitations of non-GAAP financial measures, you should consider the non-GAAP financial measures presented herein in conjunction with Remitly’s financial statements and the related notes thereto. Please refer to the non-GAAP reconciliations in this presentation for a reconciliation of these non-GAAP financial measures to the most comparable financial measure prepared in accordance with GAAP. We calculate Adjusted EBITDA as net loss adjusted by (i) interest (income) expense, net, (ii) provision for income taxes, (iii) noncash charge of depreciation and amortization, (iv) gains and losses from the remeasurement of foreign currency assets and liabilities into their functional currency, (v) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, (vi) noncash stock-based compensation expense, net, and (vii) certain acquisition, integration, restructuring, and related costs. We calculate non-GAAP operating expenses as our GAAP operating expenses adjusted by (i) noncash stock-based compensation expense, net, (ii) noncash charges associated with our donation of common stock in connection with our Pledge 1% commitment, as well as (iii) certain acquisition, integration, restructuring, and related costs. We calculate revenue growth on a constant currency basis by translating current period GAAP revenue from foreign currency denominated subsidiary revenue at an exchange rate consistent with the prior period's average monthly rates, and then comparing it to the prior period reported GAAP revenue. Fluctuations in the United States Dollar compared to foreign currency resulted in an decrease to revenue of approximately $0.5 million for the three months ended March 31, 2024, when compared to foreign currency rates in the prior period. On a constant currency basis, revenue would have been up 32% as compared to the same quarter in the prior year. 18 Non-GAAP Financial Measures

Non-GAAP Reconciliation

Reconciliation of operating expenses to non-GAAP operating expenses *(in thousands)*	1Q 2024	4Q 2023	3Q 2023	2Q 2023	1Q 2023
Customer support and operations	$20,119	$19,917	$21,190	$21,483	$19,931
Excluding: Stock-based compensation expense, net	353	394	386	419	205
Excluding: Acquisition, integration, restructuring, and other costs	758	-	749	-	-
Non-GAAP customer support and operations	$19,008	$19,523	$20,055	$21,064	$19,726
Marketing	$68,014	$75,343	$61,351	$53,600	$44,123
Excluding: Stock-based compensation expense, net	3,979	3,930	4,525	4,727	2,983
Non-GAAP marketing	$64,035	$71,413	$56,826	$48,873	$41,140
Technology and development	$63,206	$59,240	$57,014	$54,309	$49,376
Excluding: Stock-based compensation expense, net	19,627	19,920	19,828	18,588	16,631
Excluding: Acquisition, integration, restructuring, and other costs	-	700	510	-	-
Non-GAAP technology and development	$43,579	$38,620	$36,676	$35,721	$32,745
General and administrative	$44,173	$48,657	$49,817	$39,490	$41,408
Excluding: Stock-based compensation expense, net	10,129	11,716	11,834	11,466	9,415
Excluding: Donation of common stock	-	-	4,600	-	-
Excluding: Acquisition, integration, restructuring, and other costs	710	(893)	1,642	316	1,173
Non-GAAP general and administrative	$33,334	$37,834	$31,741	$27,708	$30,820

19 May 2024 / © 2024 Remitly Inc.

May 2024 / © 2024 Remitly Inc. 20 Non-GAAP Reconciliation Reconciliation of net loss to Adjusted EBITDA and calculation of Adjusted EBITDA Margin (in thousands, except for percentages) 1Q 2024 4Q 2023 3Q 2023 2Q 2023 1Q 2023 Net loss ($21,080) ($35,021) ($35,655) ($18,850) ($28,314) Add: Interest income, net (1,457) (1,461) (1,223) (776) (1,635) Provision (Benefit) for income taxes 998 5,417 258 (143) 370 Depreciation and amortization 3,678 3,484 3,418 3,187 3,029 Foreign exchange loss (gain) 1,569 (8) (376) 1,482 1,505 Donation of common stock - - 4,600 - - Stock-based compensation expense, net 34,088 35,960 36,573 35,200 29,234 Acquisition, integration, restructuring, and other costs 1,468 (193) 2,901 316 1,173 Adjusted EBITDA $19,264 $8,178 $10,496 $20,416 $5,362 Revenue $269,118 $264,758 $241,629 $234,033 $203,865 Adjusted EBITDA margin 7.2% 3.1% 4.3% 8.7% 2.6% Note: Adjusted EBITDA margin is defined as Adjusted EBITDA divided by revenue.

May 2024 / © 2024 Remitly Inc. Thank you.